                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JUNE 13, 2003
         ---------------------------------------------------------------

                            MCK COMMUNICATIONS, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                  000-27703                06-1555163
   --------------------------------------------------------------------------
  (State or other jurisdiction       (Commission              (IRS Employer
       of incorporation)             File Number)          Identification No.)

         117 KENDRICK STREET, NEEDHAM, MASSACHUSETTS             02494
    ------------------------------------------------------------------------
          (Address of principal executive offices)             (Zip Code)

       Registrant's telephone number, including area code: (617) 454-6100
       ------------------------------------------------------------------

ITEM 5. OTHER EVENTS.

On June 13, 2003, MCK Communications, Inc., a Delaware corporation ("MCK"), Verso Technologies, Inc., a Minnesota corporation ("Verso"), and Mickey Acquiring Sub, Inc., a Delaware corporation and wholly owed subsidiary of Verso (the "Merger Sub"), entered into an amendment (the "Second Amendment") to the definitive Agreement and Plan of Merger dated as of April 21, 2003, as amended by that certain First Amendment to the Agreement and Plan of Merger dated as of April 21, 2003 (the "Merger Agreement"), by and among MCK, Verso and Merger Sub. Pursuant to the terms of the Second Amendment, an aggregate of 18,280,000 shares of Verso common stock will be issued in exchange for all of the shares of MCK common stock outstanding at the time of the Merger (as defined in the Merger Agreement), reduced from 20,030,817 shares in the original agreement. In addition, in connection with the closing of the Merger, MCK anticipates that it will declare a dividend (the "Dividend") payable to its stockholders of record immediately prior to the effective time of the Merger estimated to be between $28 million and $30 million, an increase of approximately $1,000,000 over the dividend amount permitted in the original agreement, subject to adjustment in accordance with the Merger Agreement. The record date for the Dividend has not yet been set.

Consummation of the Merger is subject to a number of conditions, including approval of the Merger by the stockholders of MCK. As a result of the revised terms, no vote of the Verso shareholders will be required.

For more information regarding the terms and conditions of the Merger, including the consideration to be issued to MCK stockholders, reference is made to the Second Amendment to the Agreement and Plan of Merger, which is filed as Exhibit
2.1 hereto and incorporated by reference herein, and the press release issued by MCK and Verso announcing the revised terms of the Merger, dated June 17, 2003, which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits.

2.1 Second Amendment to Agreement and Plan of Merger dated as of June 13, 2003 among Verso Technologies, Inc., Mickey Acquiring
         Sub, Inc. and MCK Communications, Inc.

99.1     Joint Press Release of Verso Technologies, Inc. and MCK
         Communications, Inc., dated June 17, 2003.

                                  EXHIBIT INDEX

Exhibit No.                        Description of Exhibits
-----------                        -----------------------
   2.1            Second Amendment to Agreement and Plan of Merger dated as of
                  June 13, 2003 among Verso Technologies, Inc., Mickey Acquiring
                  Sub, Inc. and MCK Communications, Inc.

  99.1            Joint Press Release of Verso Technologies, Inc. and MCK
                  Communications, Inc., dated June 17, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     MCK COMMUNICATIONS, INC.

Date: June 17, 2003                                 By:    /s/ Thomas M. Nolette
                                                         -----------------------
                                                    Name:  Thomas M. Nolette
                                                    Title: Acting CEO